Exhibit 99.1

LOXO ONCOLOGY AND ARRAY BIOPHARMA ANNOUNCE LICENSE AND COLLABORATION AGREEMENT

Newly formed, venture-backed Loxo to focus on small molecule drugs in cancer; expect to enter human clinical trials in 2014

New York, NY and Boulder, Colo. (July 10, 2013) - Loxo Oncology, Inc., a biopharmaceutical company recently established and funded by Aisling Capital, and Array BioPharma Inc. (NASDAQ: ARRY) today announced a multi-year license and collaboration agreement for an Array-invented preclinical development candidate and related intellectual property. In addition, Loxo and Array will collaborate to discover and develop small molecule drugs for mutually agreed upon novel oncology targets.

The licensed program targets a specified novel oncogenic activating mutation. This program and collaboration benefit from recent advances in understanding the cancer genome. For novel, driver oncogenes, it is possible to accelerate both preclinical and clinical development of compounds in well-defined target populations. To date, this approach has generated robust response rates in Phase 1 and 2 trials, which in turn has enabled rapid clinical development and commercialization.

Under the terms of the agreement, Loxo will fund Array's preclinical research, providing access to Array's world-class discovery platform and scientists, and will be responsible for target selection and conducting clinical trials. Array is eligible to receive up to $434 million in milestone payments and to receive royalties on sales of any resulting drugs.  In further consideration of the rights granted to Loxo under the agreement, Array also received shares of stock in Loxo.

“We built Loxo Oncology around three ideas: informed target selection, professional chemistry and efficient clinical trial execution. Our collaboration with Array provides a world-class chemistry solution to the most exciting emerging targets. Our first program is making excellent progress and we expect to initiate human clinical trials in 2014,” said Josh Bilenker, MD, Loxo chief executive officer and a partner in Aisling Capital.

Array has a consistent track record of successful drug discovery with extensive capabilities in high throughput lead identification, protein-structure-enabled drug design, and diverse chemistry approaches such as competitive, allosteric and covalent target inhibition. Array has invented 16 drugs which are in clinical development, including 11 currently in Phase 2 or 3 trials. Beyond its wholly-owned hematology/oncology programs, Array has partnered development of Array-invented drugs with companies including Amgen, Astra Zeneca, Celgene, Genentech, Novartis and Oncothyreon.

“We are delighted to enter into this collaboration with the goal of rapidly bringing this exciting technology to cancer patients,” said Ron Squarer, chief executive officer, Array BioPharma.  “Array has partnered with a number of venture-backed companies which continue to produce encouraging results; the venture-financed model of drug discovery and development can cost-effectively identify novel candidates and rapidly test the clinical hypothesis.”

As part of the formation of Loxo Oncology, Keith Flaherty, MD, the director of the Henri and Belinda Termeer Center for Targeted Therapies at Massachusetts General Hospital, will chair the company's Scientific Advisory Board. “Having collaborated with small and large companies, I consider Loxo to be ideally constructed to rapidly translate emerging validated targets into therapies. This collaboration provides a unique opportunity to work with Array chemists and biologists to direct novel agents targeting critical points of signal transduction in cancer to biomarker-defined cancer populations for whom a significant unmet need persists.”

Dennis Purcell, senior managing director at Aisling Capital, commented: “As the biotech industry continues to adapt to a shifting funding environment and compressed development times, it is important for small companies to prioritize capital efficiency from the outset. Loxo's collaboration with Array is an innovative solution to one of the core challenges in our industry-how to fund innovation without funding duplicative infrastructure. In biotech, the cost of capital is too high to do otherwise.” Founded in 2000, Aisling Capital is a life sciences investment firm headquartered in New York City. Aisling seeks value across a wide range of investment strategies, including venture capital, growth equity, leveraged buyouts, public markets and structured finance. Aisling is currently investing out of its $650 million third fund.

About Loxo Oncology
Loxo Oncology was incorporated in Delaware in May 2013 and was founded by Josh Bilenker, M.D., a partner at Aisling Capital. Loxo Oncology is committed to bringing targeted cancer therapies rapidly into the clinic that have an opportunity for outsized clinical effects in genetically defined patient populations. Loxo Oncology derives its company name from an attendant of the Greek goddess Artemis, who represented the concept of trajectory in the sport of archery.

About Array BioPharma
Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer. Array is evolving into a late-stage development company and currently expects significant progress toward generating data to support our upcoming Phase 3 / pivotal trial decisions. Novartis expects to begin Phase 3 trials evaluating Array-invented MEK162 in NRAS-mutant melanoma and in BRAF-mutant melanoma in 2013.  In addition, in July 2013, Array began a Phase 3 trial evaluating MEK162 in low-grade serous ovarian cancer under the license agreement with Novartis. AstraZeneca began a pivotal trial with selumetinib (an Array-invented drug) in thyroid cancer in May 2013 and expects to begin a Phase 3 trial in non-small cell lung cancer during the second half of 2013. Three other Array-invented drugs are also approaching Phase 3 or pivotal trial decisions which are expected by the end of 2013. These include Array's wholly-owned drugs, ARRY-520 and ARRY-614, and one partnered program, danoprevir (with InterMune/Roche).  For more information on Array, please go to www.arraybiopharma.com.

Array Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Array's potential to earn future milestone and royalty payments under the agreement with Loxo, the potential for the results of preclinical and clinical trials to support regulatory approval or the marketing success of a drug candidate, and future plans to progress and develop the programs licensed to Loxo, including the timing of clinical trials. These statements involve significant risks and uncertainties, including those discussed in Array's most recent annual report filed on form 10-K, in Array's quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect Array's current expectations concerning future events, actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, the ability of Loxo and of Array to meet objectives tied to milestones and royalties; risks associated with Array's dependence on Loxo and other collaborators for the clinical development and commercialization of its out-licensed drug candidates; Array's ability to continue to fund and successfully progress research and development efforts and to create effective, commercially viable drugs; Array's ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; risks associated with Array's dependence on third-party service providers to successfully conduct clinical trials within and outside the United States; Array's ability to achieve and maintain profitability and maintain sufficient cash resources; the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities; Array's ability to out-license its proprietary candidates on favorable terms; Array's ability to attract and retain experienced scientists and management. This information is being provided as of July 10, 2013. Array undertakes no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

CONTACTS:     Paul Laland (Loxo Oncology)
(415) 946-1071 or plaland@brewlife.com

Tricia Haugeto (Array BioPharma)
(303) 386-1193 or thaugeto@arraybiopharma.com

3